Exhibit 10.2
Stock Purchase Agreement
This Stock Purchase Agreement (the “Agreement”) is made and entered into as of July 15, 2011, by and among BioMimetix Pharmaceutical, a Colorado corporation (the “Company”), and Omni Bio Pharmaceutical, Inc., a Delaware corporation (“Purchaser” ).
Recitals
Whereas, the Company has authorized the sale and issuance of up to an aggregate of 250,000 shares of its Common Stock (the “Shares”) to Purchaser and the issuance to the Purchaser of a warrant to purchase additional shares of Common Stock of the Company (the “Warrant”);
Whereas, Purchaser desires to purchase the Shares and the Warrant on the terms and conditions set forth in this Agreement; and
Whereas, the Company desires to issue and sell the Shares and the Warrant to Purchaser on the terms and conditions set forth in this Agreement.
Agreement
Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:
1. Agreement To Sell And Purchase.
1.1 Authorization of Shares. The Company has authorized the sale and issuance to Purchaser of the Shares and the Warrant. The Shares have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company, in the form attached to this Agreement as Exhibit A (the “Charter”).
1.2 Sale and Purchase. Subject to the terms and conditions in this Agreement, at the Closing (as defined below) the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 250,000 Shares at a purchase price of $8.00 per share and further agrees to issue to Purchaser the Warrant in the form attached hereto as Exhibit B.
2. Closing, Delivery And Payment.
2.1 Closing. The closing of the sale and purchase of the Shares and the Warrant under this Agreement (the “Closing”) will take place at 1:00 p.m. on the date of this Agreement, via email and facsimile, or at such other time or place as the Company and Purchaser may mutually agree (such date, the “Closing Date”).
2.2 Delivery. At the Closing, subject to the terms and conditions of this Agreement, the Company will deliver to Purchaser a certificate representing the number of Shares to be purchased at the Closing by Purchaser, against payment of the purchase price by check or wire transfer made payable to the order of the Company, and the Warrant duly executed by an authorized officer of the Company.

3. Representations And Warranties Of The Company.
Except as set forth on the Schedule of Exceptions attached to this Agreement, the Company hereby represents and warrants to Purchaser as of the date of this Agreement as set forth below.
3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Stockholders’ Agreement in the form attached to this Agreement as Exhibit C (the “Stockholders’ Agreement”), to issue and sell the Shares and the Warrant, and to carry out the provisions of this Agreement, the Stockholders’ Agreement and the Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.
3.2 Capitalization; Voting Rights.
(a) The authorized capital stock of the Company, immediately prior to the Closing, consists of 5,000,000 shares of Common Stock, par value $0.0001 per share. A true and complete capitalization table reflecting all issued and outstanding shares of capital stock and all options, warrants and convertible notes is attached as Exhibit D. Upon the purchase of the Shares, Purchaser will own 25% of the issued and outstanding stock of the Company on a Fully Diluted Basis. Upon the purchase of the Shares and the exercise of the Warrant and the payment of the purchase price for the Warrant, Purchaser will own 40% of the issued and outstanding stock of the Company on a Fully Diluted Basis. “Fully Diluted Basis” shall mean the assumption that all outstanding options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.
(b) Sufficient shares of Common Stock have been reserved for issuance pursuant to the Warrant and 40,000 shares of Common Stock have been reserved for issuance pursuant to a Nonstatutory Stock Option granted to James Crapo (the “Crapo Option”).
(c) Except as may be granted pursuant to or described in this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or Stockholders’ Agreement, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.
(d) All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities; and (iii) are subject to a right of first refusal in favor of the Company upon transfer.

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(e) The rights, preferences, privileges and restrictions of the Shares and the shares of the Common Stock to be issued upon exercise of the Warrant (the “Warrant Shares”) are as stated in the Charter. When issued in compliance with the provisions of this Agreement and the Charter, the Shares will be, and when issued upon exercise of the Warrant and the payment in full of the purchase price for such shares provided in the Warrant, the Warrant Shares will be, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon Purchaser, (ii) any right of first refusal set forth in the Company’s Bylaws, and (iii) the restrictions and obligations set forth in the Stockholders’ Agreement among the Company, Purchaser and the other parties thereto dated the date hereof; provided, however, that the Shares and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth in this Agreement or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the Warrant is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.
3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Stockholders’ Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares and the Warrant pursuant to this Agreement pursuant to the Charter has been taken. The Agreement and the Stockholders’ Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.
3.4 Agreements; Action.
(a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.
(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (iii) indemnification by the Company with respect to infringements of proprietary rights.
(c) The Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business) individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $10,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) will be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

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3.5 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees.
3.6 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.
3.7 Intellectual Property.
(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.
(b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.
(c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement.
3.8 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement, and the Stockholders’ Agreement, and the issuance and sale of the Shares and the Warrant pursuant to this Agreement, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

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3.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Stockholders’ Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened in writing involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.
3.10 Employees. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intend to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.
3.11 Registration Rights and Voting Rights. The Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except for the Stockholders’ Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.
3.12 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares and the Warrant, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.
3.13 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Warrant will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares or the Warrant to any person or persons so as to bring the sale of such Shares or the Warrant by the Company within the registration provisions of the Securities Act or any state securities laws.

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3.14 Full Disclosure. The Company has provided Purchaser with all information requested by Purchaser in connection with its decision to purchase the Shares and the Warrant. To the Company’s knowledge, neither this Agreement, the exhibits to this Agreement, the Stockholders’ Agreement nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith at such Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained in this Agreement or therein not misleading. To the Company’s knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in the Agreement, the exhibits to this Agreement, the Stockholders’ Agreement or in other documents delivered to, or otherwise disclosed to, Purchaser or its attorneys or agents in connection herewith.
4. Representations And Warranties Of Purchaser.
Purchaser hereby represents and warrants to the Company (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):
4.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Stockholders’ Agreement and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Stockholders’ Agreement has been taken. Upon their execution and delivery, this Agreement and the Stockholders’ Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.
4.2 Investment Representations. Purchaser understands that the Warrant and the Warrant Shares (collectively, “Securities”) have not been registered under the Securities Act. Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:
(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Securities or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Purchaser might propose.
(b) Acquisition for Own Account. Purchaser is acquiring the Securities for Purchaser’s own account for investment only, and not with a view towards their distribution.

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(c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Stockholders’ Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.
(d) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.
(e) Rule 144. Purchaser acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.
(f) Residence. The office of Purchaser in which its investment decision was made is located at the address of Purchaser set forth on the signature page to this Agreement.
4.3 Transfer Restrictions. Purchaser acknowledges and agrees that the Securities are subject to restrictions on transfer and voting obligations as set forth in the Stockholders’ Agreement and in the Bylaws of the Company.
5. Conditions To Closing.
5.1 Conditions to Purchaser’s Obligations at the Closing. Purchaser’s obligations to purchase the Shares and the Warrant at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:
(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof will be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company will have performed all obligations and conditions required to be performed or observed by it on or prior to the Closing.
(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the Warrant will be legally permitted by all laws and regulations to which Purchaser and the Company are subject.
(c) Consents, Permits, and Waivers. The Company will have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Stockholders’ Agreement except for such as may be properly obtained subsequent to the Closing.

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(d) Charter. The Charter will continue to be in full force and effect as of the Closing Date.
(e) Corporate Documents. The Company will have delivered to Purchaser or its counsel copies of all corporate documents of the Company as Purchaser will reasonably request.
(f) Corporate Bank Account. The Company will have designated one or more banks or similar financial institutions as depositories of the funds of the Company.
(g) Stockholders’ Agreement. The Stockholders’ Agreement substantially in the form attached to this Agreement as Exhibit C will have been executed and delivered by the parties thereto.
(h) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to Purchaser and its legal counsel, and Purchaser and its legal counsel will have received all such counterpart signature pages of such documents as they may reasonably request.
(i) Corporate Documents. The Company will have delivered to Purchaser an opinion of Hutchison Law Group as legal counsel for the Company.
5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares and issue the Warrant at Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:
(a) Representations and Warranties True. The representations and warranties in Section 4 made by Purchaser will be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.
(b) Performance of Obligations. Purchaser will have performed and complied with all agreements and conditions required to be performed or complied with by Purchaser on or before the Closing.
(c) Stockholders’ Agreement. The Stockholders’ Agreement substantially in the form attached to this Agreement as Exhibit C will have been executed and delivered by Purchaser and the parties thereto.
6. Miscellaneous.
6.1 Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, will be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

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6.2 Survival. The representations, warranties, covenants and agreements made in this Agreement will survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement in connection with the transactions contemplated hereby will be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by Purchaser, will not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Purchaser or any of its representatives.
6.3 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof will inure to the benefit of, and be binding upon the parties to this Agreement and their respective successors, assigns, heirs, executors and administrators and will inure to the benefit of and be enforceable by each person who will be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.
6.4 Entire Agreement. This Agreement, the exhibits and schedules to this Agreement, the Stockholders’ Agreement and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth in this Agreement.
6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.
6.6 Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and Purchaser under the Agreement may be waived, only upon the written consent of the Company and Purchaser.
6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or non-compliance by another party under this Agreement, the Stockholders’ Agreement or the Charter, will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or non-compliance, or any acquiescence therein, or of or in any similar breach, default or non-compliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or non-compliance under this Agreement, the Stockholders’ Agreement or under the Charter or any waiver on such party’s part of any provisions or conditions of the Agreement, the Stockholders’ Agreement, or the Charter must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Stockholders’ Agreement, the Charter, by law, or otherwise afforded to any party, will be cumulative and not alternative.

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6.8 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the signature page hereof or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other party to this Agreement.
6.9 Expenses. Each party will pay all costs and expenses (including without limitation Section 6.10) that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
6.10 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.
6.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.
6.13 Broker’s Fees. Each party to this Agreement represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party to this Agreement is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated in this Agreement. Each party to this Agreement further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.
6.14 Pronouns. All pronouns contained in this Agreement, and any variations thereof, will be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties to this Agreement may require.
6.15 Indemnification Agreements. Within sixty (60) days of the Closing Date, the Company will enter into an indemnification agreement with each of its officers and directors in a form which is usual and customer for companies which do not have publicly traded stock.
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10.

In Witness Whereof, the parties to this Agreement have executed the Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

BIOMIMETIX PHARMACEUTICAL, INC.

By:

Name:	James Crapo
Title:	President and CEO

Address:
5350 S. Roslyn Street
Suite 430
Greenwood Village, CO 80111

PURCHASER:

OMNI BIO PHARMACEUTICAL, INC.

By:

Name:

Title:

Address:
5350 S. Roslyn Street
Suite 430
Greenwood Village, CO 80111
BioMimetix Pharmaceutical, Inc.
Stock Purchase Agreement
- Signature Page -

Exhibit A
CERTIFICATE OF INCORPORATION

EXHIBIT B
WARRANT

Exhibit C
Stockholders’ Agreement

EXHIBIT D
CAPITALIZATION TABLE

Schedule of Exceptions
Section 3.2(c): The Company has entered into Restricted Stock Purchase Agreements with all of its individual stockholders. In addition, the Company has entered into consulting or employment agreements with all of its individual stockholders and a nonstatutory stock option agreement with James Crapo.
Section 3.4(a): The Company may enter into sponsored research agreements with various universities or institutions at which certain individual stockholders of the Company are employed and such sponsored research may be conducted in the laboratories of such stockholders. See Section 3.2(c)
Section 3.4(b): The Company has entered into a license agreement with Duke University to license certain technology. The Company anticipates commensurate with the Closing to execute an agreement with Albany Molecular Research, Inc. (“AMRI”) whereby AMRI will develop and produce compounds and perform other services for the Company. See Sections 32(c) and 3.4(a) above.
Section 3.4(c): See Sections 3.2(c), 3.4(a) and 3.4(b) above. The Company has incurred legal fees and expenses to Hutchison Law Group in connection with forming the Company, licensing the technology from Duke University, and selling the Shares and the Warrant to Purchaser.
Section 3.5: See Sections 3.2(c) and 3.4(a) above.
Section 3.7(a): The Company has entered into a license agreement to license certain technology from Duke University.